Live the Avadel Values

We serve our patients by placing them and their needs at the center of our strategy and the focus of our work everyday. Patient Focused A Message from Our Legal Department Dear Colleagues, At Avadel, the way we do business is as important as the results we achieve. In everything we do, we must live the Avadel Values. Avadel is Patient Focused, Results Oriented, Resilient and Ethical. Our continued success depends upon every one of us living the Avadel Values and acting with the best interests of our patients, customers, stakeholders and the public foremost in mind. We are pleased to introduce our revised Code of Business Conduct and Ethics (“Code of Conduct” or “Code”), effective January 1, 2021. The Code will help you understand what Avadel expects of you and what our patients, customers, stakeholders and the public expect of us. The Code of Conduct is not an exhaustive list of every policy you need to know, but it is a good roadmap, and it remains supported by many other Avadel policies and procedures, as well as applicable laws, regulations and industry codes. Please read the Code of Conduct carefully. It embodies our ongoing commitment to operating with the highest sense of integrity, responsibility and transparency in order to improve the health of people around the world. Acting in a responsible and principled manner is the only way to earn and keep the confidence and trust of our patients, customers, stakeholders and the public we serve. Therefore, it is essential that everyone at Avadel fully understands and abides by both the letter and the spirit of the Code. We are committed to living the Avadel Values every day and in every way we do business. Thank you for ensuring that Avadel always pursues its mission the right way. We hold ourselves to the highest ethical standards everyday. We work with integrity, trust and respect, and are accountable to each other to do the right thing. We are a persistent and agile team that embraces change and continuously improves as we relentlessly pursue our goals. Results Oriented Resilient Ethical We are a resourceful and innovative team working collaboratively to accomplish our goals. We deliver high-quality results and solutions that create value for patients, employees and shareholders. Jerad G. Seurer, Vice President, Legal Affairs & Corporate Secretary At Avadel, the way we work is as important as the results we achieve. In everything we do, we live the Avadel Values. Avadel is: /s/ Jerad G. Seurer

Table of Contents INTRODUCTION TO THE CODE OF CONDUCT 1 The Purpose of the Code of Conduct 2 Who Needs to Follow Our Code of Conduct 3 Our Responsibilities 3 Additional Responsibilities of Managers and Supervisors 5 Reporting Concerns 6 Disciplinary Action 9 Amendments 9 Certification 9 THE AVADEL WORKPLACE 11 Our Work Environment 12 Non-Discrimination and a Harassment-Free Workplace 13 Safe and Healthy Workplace 15 PATIENT AND PRODUCT SAFETY 17 Good Operating Practices 18 Safety Information Collecting and Reporting 19 Research and Development 20 Clinical Trial Disclosure 20 AVADEL IN THE MARKETPLACE 21 Fair Competition 22 Competitive Information 23 Anti-Corruption and Anti-Bribery 23 Interaction with Healthcare Professionals 25 Advertising and Promoting Our Products 27 Interaction with Business Partners 29 Avoiding Conflicts of Interest 31 Export/Import Laws 33 PROTECTING AND MANAGING INFORMATION 35 Protecting Personal Information 36 Safeguarding Company Information 37 Use of Company Systems 39 Record Keeping 40 Financial Integrity 41 Inside Information and Insider Trading 42 Investor and Media Relations 43 Government Inspections and Requests 44 ADDITIONAL INFORMATION 45 Avadel’s Compliance Program 46 Asking Questions and Getting Help 47 TABLE OF CONTENTS

21 INTRODUCTION TO THE CODE OF CONDUCT “ Avadel is committed to conducting business in accordance with the highest standards of ethics and integrity and in compliance with all applicable laws, regulations and industry codes.” The Purpose of the Code of Conduct Our commitment to compliance goes beyond merely following the law. At Avadel, we are always expected to act with integrity and make ethical decisions in all aspects of our business. As a matter of course, it is important for us to be aware of and fully comply with all applicable laws, regulations and industry codes. We should keep in mind that we are part of a highly-regulated industry, in which our business and operations are subject to a wide variety of laws, regulations and industry codes. The Code of Conduct sets out our core standards for how we conduct business – every day, everywhere – over a broad range of subject areas. It is also intended to promote a culture of compliance throughout the Company and guide us to the right answers when we encounter ethical questions. The Code is not an exhaustive description of our expected behavior and is supported by additional Company policies and procedures, including those governing specific subjects or applying to specific locations or functions. The Code and other Company policies and procedures cover many issues related to our work. However, they cannot address every possible situation we may face. Therefore, each of us must also take personal responsibility to act with the highest sense of integrity, use good judgment and ask questions in areas of uncertainty. The Code of Conduct is an evolving document and may be updated from time to time to reflect changing laws or expectations of patients, customers, stakeholders or the public. Avadel reserves the right, in its sole discretion, to modify any aspect of the compliance program, including without limitation, the Code of Conduct and any Company policies and procedures, at any time, for any reason and with or without notice; provided, however, copies of any amendments or modifications to this Code of Conduct will be made available to all Avadel employees. If there is a conflict between the Code of Conduct and any specific Company policy or procedure, the specific Company policy or procedure in effect will govern, and any such inconsistency should be immediately brought to the attention of the Legal Department. YOU MAY OBTAIN COPIES OF THE CODE FROM ANY OF THE FOLLOWING SOURCES: » The Legal Department; » The Human Resources Department; » The Company’s website at http://www.avadel.com. Introduction to the Code of Conduct

INTRODUCTION TO THE CODE OF CONDUCT 43 Who Needs to Follow Our Code of Conduct Avadel is committed to conducting business in accordance with the highest standards of ethics and integrity and in compliance with applicable laws, regulations and industry codes. The Code of Conduct applies to everyone who works for Avadel in any location around the world and in any capacity whatsoever as a director, officer, employee, temporary worker, consultant, contract worker or otherwise, whether full-time or part-time. Also, we inform and encourage third parties acting on behalf of Avadel to comply with all relevant standards described in the Code. In this Code, references to “Avadel” or the “Company” refer to Avadel Pharmaceuticals plc and all of its subsidiaries and affiliates worldwide. We have the responsibility to ensure that Avadel abides by the law in every country in which it conducts business. Adherence to the Code of Conduct is mandatory and is a condition of employment, retention or engagement for all personnel. Any person who violates this Code may be subject to potential disciplinary action in accordance with applicable laws, regulations and Company policies in his or her country of employment or assignment. Our Responsibilities We all have a responsibility to follow applicable laws, regulations, industry codes and Company policies as we conduct business on behalf of Avadel. We also have a responsibility to maintain fair relationships with our business partners, customers and stakeholders. While this Code of Conduct has been written to familiarize you with many of the policies and procedures that apply at Avadel, it does not supersede them or act as a substitute for reading each policy and procedure that applies to your specific job. All Avadel personnel need to understand the policies and procedures that apply to their work and roles. Check with your supervisor or manager to learn about any job-specific information that you need to know. Remember, no written policy or code on its own can guarantee compliance with the law or ethical decision-making. Each of us must do our part. ACT WITH HONESTY AND INTEGRITY Conduct business with honesty, integrity and in a manner that protects Avadel’s public image and reputation, as well as those of its business partners, customers and stakeholders. FOLLOW THE RULES Follow the law and Avadel policies as you conduct company business. RESPECT OTHERS Respect fellow staff members, government officials, business partners and our competitors. ASK If you are unsure about what to do or have questions about law, policy, ethics or other compliance issues, ask your immediate supervisor or manager or consult the resources identified by this Code. DISCLOSE Immediately disclose to the Legal Department if you currently are on an Exclusion List or otherwise ineligible to participate in the federal health care programs or in federal procurement or non-procurement programs, or have been convicted of a criminal offense that would lead to you being on an Exclusion List. Please also disclose if you are aware of any business partners who may be on the Exclusion List or ineligible to participate in federal programs. “Exclusion Lists” mean: » the U.S. Food and Drug Administration (FDA) Debarment List (Drug Product Applications); » the U.S. Department of Health and Human Services (HHS)/Office of Inspector General (OIG) List of Excluded Individuals/Entities; or » the U.S. General Services Administration (GSA) Excluded Parties Listing System. REPORT VIOLATIONS Promptly report all known or suspected violations of applicable law, regulations, industry codes, the Code of Conduct or Company policies through the appropriate channels. If someone asks you or pressures you to do something that might be a violation, report that also. Report such matters to your immediate supervisor or manager. However, if you are not comfortable bringing up a matter with your immediate supervisor or manager, you may also report the matter to: » The Legal Department; » The Human Resources Department; or » The Lighthouse Reporting Tool. • 1-844-264-2273 • www.intouchwebsite.com/TellAvadelUS • In Ireland, dial +353-768-887197 • www.intouchwebsite.com/TellAvadelIreland COOPERATE WITH INVESTIGATIONS AND LITIGATION Fully cooperate with Company investigations into potential violations and with Avadel’s defense or prosecution of litigation. This includes, but is not limited to, being forthcoming and telling the truth. HERE ARE JUST A FEW WAYS YOU CAN DO THE RIGHT THING:

INTRODUCTION TO THE CODE OF CONDUCT 65 Additional Responsibilities of Managers and Supervisors If you are a manager or supervisor, you have additional compliance and ethical responsibilities. You must take steps to promote compliance and prevent violations in the areas you manage or supervise. Lead by example. You must serve as a positive role model, personify the Avadel Values and encourage others to follow this Code and Avadel policies. What you do encourages others to do the same thing. Here are some specific ways you, as a manager, can fulfill these obligations: Reporting Concerns If you believe that your conduct or that of any other Company personnel has or may have violated the Code or any applicable law, regulation, industry code or Company policy, you have an obligation to report the matter. In addition, if you receive a report of a potential violation of the Code or any applicable law, regulation, industry code or Company policy from another source, you also have an obligation to report the matter. Generally, you should first raise the matter with your immediate supervisor or manager. Your immediate supervisor or manager may provide valuable insights or perspectives and encourage resolution of issues within the appropriate work unit. However, if you are not comfortable bringing up a matter with your immediate supervisor or manager or you do not believe your immediate supervisor or manager has dealt with a matter properly, you may also report the matter to: » The Legal Department; or » The Human Resources Department. If for any reason you are not comfortable contacting any of these departments directly, you are encouraged to contact the Compliance Hotline, Website or Email operated by Lighthouse Services. Lighthouse Services is a long-established company which provides secure and confidential reporting services on behalf of national and multinational organizations across the world. Avadel has retained Lighthouse Services to provide you with an additional, secure and confidential (where permitted under local law) way to report serious workplace concerns and to receive replies from senior management. » The Lighthouse Reporting Tool • 1-844-264-2273 • www.intouchwebsite.com/TellAvadelUS • In Ireland, dial +353-768-887197 • www.intouchwebsite.com/TellAvadelIreland For individuals in the European Union, please note that the Lighthouse Services program only allows the reporting of certain issues in order to remain compliant with local laws. The issues include financial, accounting, auditing, banking, anti-corruption, bribery and anti-competitive practices by an officer, director, employee or contract worker. Anti-discrimination, health and safety and environmental protection issues are also allowed. Other matters may be reported internally as discussed above. “ Take action against improper conduct by reporting it. Let’s continue to ensure Avadel’s integrity and accountability to ourselves and to all of our stakeholders.” » Foster a culture of compliance and ethics through personal leadership. » Demonstrate the highest ethical standards and quality in your work every day and expect the same from the people who report to you. » Never give others the impression that it is acceptable to ignore Company policies or skip steps. Do not create or tolerate an environment where staff members feel pressured to bend rules. » Guide staff, consultants, contract workers and temporary staff. » Ensure that your direct reports complete all corporate and job-specific compliance training. On a regular basis, review with your direct reports the policies that apply to them. » Make sure vendors, consultants, contract workers and temporary staff working in your area act in a manner consistent with this Code and policies that apply to them. » Prevent and report problems. » Be proactive and take steps to prevent problems before they happen. Do not condone them when they do. » Respond to staff members who raise concerns in a way that makes them feel secure and at ease sharing their issues. » Be responsible for reporting violations you suspect or that others (not just your direct reports) share with you.

INTRODUCTION TO THE CODE OF CONDUCT 87 THERE ARE THREE WAYS IN WHICH YOU CAN MAKE REPORTS USING THE LIGHTHOUSE REPORTING TOOL: Use of the Lighthouse Services program is optional and there is no consequence to employees for not using this tool as their selected avenue to report concerns or potential violations. However, failure to report wrongdoing at all in any venue is the basis for disciplinary action. NON-RETALIATION POLICY The Company prohibits any form of intimidation or retaliation against anyone who in good faith: (i) voices a concern or reports a violation to the Company or any law enforcement or government agency; (ii) cooperates or helps with a government or internal investigation; (iii) conducts self-evaluations, audits, remedial actions or other activities in support of Avadel’s compliance program; or (iv) provides information to the government or the Company about a breach of the Code of Conduct or any law, regulation, industry code or Company policy. Any suspected retaliation should be reported immediately. Retaliation is subject to disciplinary measures. SUPPORT Employees who have questions concerning this policy are responsible for contacting the Legal Department. You may obtain copies of the Company’s Compliance Integrity Policy—Tell Avadel from any of the following sources: » The Legal Department; » The Human Resources Department; » The Company’s website at http://www.avadel.com. “ Intimidation or retaliation is unethical and not permitted at Avadel. Everyone has the right and responsibility to report or voice any concern or violation, and Avadel supports just that.” How to make a report using the Lighthouse reporting tool 1. Dial your country’s Toll-Free number » In the US, dial 1-844-264-2273 » In Ireland, dial +353-768-887197 2. Send an email to TellAvadelUS@getintouch.com 3. Submit your issue or concern via the web » For the US, visit http://www.intouchwebsite.com/TellAvadelUS » For Ireland, visit http://www.intouchwebsite.com/TellAvadelIreland

109 Disciplinary Action Failure to comply with the Code, Company policies or applicable laws, regulations or industry codes will subject Avadel employees to disciplinary action up to and including termination of employment, to the extent permitted by local laws. Disciplinary action may also be taken when managers ignore misconduct, or fail to correct it. In addition, Avadel may terminate the services or work engagement of non-employees who fail to comply with the Code, Avadel policies or applicable laws, regulations or industry codes. Nothing in the Code limits the Company’s ability to end the employment of an Avadel employee at any time and for any or no reason, with or without notice or cause, to the extent permitted by local laws. Amendments Avadel reserves the right to unilaterally amend the Code of Conduct or any Company policy in its entirety at any time, without prior notice. Certification Every director, officer and employee of Avadel must certify in writing that he or she has read the Code and that he or she, to the best of his or her knowledge and belief, understands, has complied with and will continue to comply with the Code and all applicable laws, regulations, industry codes and Company policies. The Legal Department will provide the procedure for such certification and may require a similar certification upon the approval and adoption of amendments to the Code. You will also be required to complete annual and/or update compliance training as determined necessary by the Legal Department. If you have any issue with making the certification required above, contact: » Your immediate supervisor or manager; » The Legal Department; or » Human Resources Department

1211 THE AVADEL WORKPLACE Our Work Environment We all have a responsibility to follow all applicable laws, regulations and industry codes, observe the highest standards of professional behavior, exhibit integrity at all times, treat others with respect and comply with all Company policies. We are responsible for maintaining Avadel’s good reputation. With this in mind, never engage in any conduct or activity that could raise questions about Avadel’s honesty or integrity, or that might cause embarrassment to the Company. Ultimately, others judge Avadel by whether we live the Avadel Values. COMPLIANCE TIPS: Follow all Company policies, including those discussed in this Code, and live the Avadel Values. Be honest in your words and actions. Act professionally and always adhere to accepted industry or professional standards that apply to you. Take the right steps to safeguard Avadel property. E X T R A F O C U S It may seem that one person’s choices and actions will have little impact on a small, but growing company like Avadel. This is not true. Everything you do helps to build and sustain an environment that embraces the Avadel Values. “ Avadel is committed to facilitating an honest and productive work environment.” The Avadel Workplace

1413 Non-Discrimination and a Harassment-Free Workplace Avadel is committed to fostering a diverse workforce and a culture of inclusion. A diverse workforce with varied backgrounds and ideas strengthens Avadel and allows us all to strive to do our best. Avadel pursues fair employment practices in every aspect of its business and is committed to a productive work environment for its employees. Avadel’s employment policies and procedures, such as the Equal Employment Opportunity Policy and the Anti-Harassment Policy, reflect these practices and commitment. These policies apply to every type of employment action, including recruitment, training and compensation. Employees may obtain copies of these policies and procedures from the Human Resources Department, and they are also contained within Avadel’s Employee Handbook. Employees are required to comply with these policies and procedures in all respects and failure to do so may result in disciplinary action, up to and including termination of employment. A violation of the Equal Employment Opportunity Policy or the Anti-Harassment Policy is a violation of the Code. Discrimination in any respect on the basis of race, color, religion, ethnic or national origin, gender, sexual orientation or identity, age, disability, veteran status, marital status or any other status protected by applicable law is prohibited. Harassment, including sexual harassment or other discriminatory harassment based on a status protected by applicable law, is also prohibited in any form. Discriminatory/harassing behavior violates the Code, Company policies and the Avadel Values. This behavior undermines our ability to work together in teams, and it is contrary to our belief in the importance of respecting each other. Retaliation in response to an employee’s complaint of such behavior or participation in an investigation is prohibited. Any concerns or complaints involving discrimination, harassment or retaliation must be reported immediately to your immediate supervisor, manager or Human Resources. All complaints will be treated with sensitivity and discretion, to the extent practicable under the circumstances, and a prompt investigation will be conducted in accordance with Company policy. Should an investigation determine that harassment or discrimination occurred, Avadel will take prompt corrective action, which may include disciplinary action up to and including termination of employment. Avadel strictly prohibits retaliation against an employee who, in good faith, makes such a complaint or participates in an investigation. COMPLIANCE TIPS: Never engage in any unlawful discrimination. Discourage and report comments, jokes or epithets that are inappropriate, offensive or derogatory to others. Never seek sexual favors in return for employment rewards. Never take part in conduct that is hostile or threatening, nor encourage others to do so. E X T R A F O C U S Be aware that e-mails, posters, calendars, screen savers, photographs, cartoons, etc., which are inappropriate and offensive to others are prohibited and may rise to the level of being harassment. Making derogatory references concerning personal characteristics such as religion, race, gender, sexual orientation and identity, gender identity, ethnicity, national origin or disability, as well as inappropriate touching and personal threats, are also prohibited and violate Avadel’s policies. THE AVADEL WORKPLACE

1615 Safe and Healthy Workplace HAZARDOUS OR TOXIC MATERIALS The safety and security of Avadel employees is vitally important. We have an obligation to our colleagues and to those who enter our premises to be sure work conditions meet our safety requirements. Avadel employees and staff must comply with all applicable environmental, health and safety laws, regulations and Company policies. It is your responsibility to understand and comply with such laws, regulations and policies that are relevant to your job, particularly if your job involves working with hazardous or toxic materials in any capacity or if your job involves the disposal of any Company product, material or equipment of any kind. Failure to comply with environmental, health and safety laws and regulations can result in civil and criminal liability against you and Avadel, as well as disciplinary action by Avadel, up to and including termination of employment. You should contact the Legal Department if you have any questions about the laws, regulations and policies that apply to you. ALCOHOL AND DRUG USE Maintaining a productive work environment is the responsibility of both Avadel and its employees. We are committed to maintaining a drug-free work environment. All Avadel employees must strictly comply with our policies regarding the use and abuse of alcohol and the possession, sale and use of illegal substances in the workplace. Drinking alcoholic beverages is strictly prohibited while on duty or on any premises of Avadel, except at specified company-sanctioned events. Possessing, using, selling or offering illegal drugs and other controlled substances is prohibited under all circumstances while on duty or on the premises of Avadel. Likewise, you are prohibited from reporting for work or driving an Avadel vehicle or any vehicle on Avadel business, while under the influence of alcohol or any illegal drug or controlled substance. Failure to comply with Company policies on drug and alcohol use may result in disciplinary action by Avadel, up to and including termination of employment. THE AVADEL WORKPLACE WORKPLACE VIOLENCE Avadel will not tolerate violence or threats of violence in, or related to, the workplace. Employees who experience, witness or otherwise become aware of a violent or potentially violent situation that occurs on Avadel property or affects our business must promptly report the situation to their immediate supervisor, manager or the Human Resources Department. Avadel does not permit any individual to have weapons of any kind on Avadel property or in Avadel vehicles, while on the job or off-site on Avadel business. This is true even if you have obtained legal permits to carry weapons. The only exception to this policy applies to security personnel who are specifically authorized by Avadel management to carry weapons. Failure to comply with Company policies on violence or threats of violence in, or related to, the workplace may result in disciplinary action by Avadel, up to and including termination of employment. COMPLIANCE TIPS: Promptly report all environmental, health and safety issues including unsafe conditions, accidents, near misses, work related injuries and illnesses, and threatening or violent behavior; Be responsible for any visitors you bring on site; Know how to use and maintain equipment that you use in your job, and wear necessary personal protective equipment; Know the health and safety rules for your site or area, including emergency response plans; and Seek treatment for any substance abuse issues. E X T R A F O C U S On occasion, alcohol may be provided or available at some work-related or company-sponsored events. If you choose to drink at these events, we expect you to behave safely and responsibly. Supervisors or managers who organize these functions must ensure responsible alcohol distribution and use.

1817 PATIENT AND PRODUCT SAFETY Good Operating Practices Avadel strives to adhere to sound scientific and quality principles and ensure that these principles are reflected in our operations, including those in research, development, manufacturing and distribution. To uphold these principles, we comply with all applicable laws dealing with Good Laboratory Practices (“GLP”), Good Clinical Practices (“GCP”), Good Manufacturing Practices (“GMP”) and Good Distribution Practices (“GDP”) (collectively, “Good Operating Practices” or “GxP”.) Since Avadel makes significant use of third party relationships in conducting its operations, we require that those third party relationships be in compliance with all applicable laws and operate according to Good Operating Practices in research laboratories, in clinical trials and in manufacturing plants and distribution centers. In order to ensure compliance and operations according to sound quality principles, we have adopted systems and internal controls for all GxP areas, including: » Corporate and functional area written policies and procedures with related training; » Mechanisms to assess compliance with applicable laws and Avadel policies; » Where appropriate, processes for reporting and investigating noncompliance with applicable laws or policies; » Processes for conducting and responding to audits; and » Processes for handling regulatory inspections and investigations. COMPLIANCE TIPS: Know the relevant Company policies and procedures that apply to your GxP responsibilities. Participate in GxP training. Cooperate with all assessments and tests designed to ensure GxP compliance. E X T R A F O C U S Good record keeping is an important part of good operating practices. Make sure you know the processes for proper documentation and record handling. “ Our careful attention to quality has a direct and substantial effect on our reputation and performance.” Patient and Product Safety

2019 Safety Information Collecting and Reporting Avadel is committed to collecting, evaluating and the timely reporting of product safety information to health authorities around the world in compliance with applicable laws and regulations. If any of us become aware of an adverse event or other safety information involving an Avadel product, we must promptly report it to the Medical Affairs or Quality Department in accordance with relevant Company policies and procedures. “Adverse Events” include any undesirable event occurring in a patient or caregiver using or exposed to our pharmaceutical product, no matter how minor the adverse reaction may be, whether or not a causal relationship between the drug and the event is certain. Timely reporting is essential as the Company needs to fulfill its worldwide safety reporting obligations within required deadlines. This policy applies to all Avadel employees and contract workers in all parts of the Company, not just those who work in functions that interact with patients and physicians. All Avadel employees and contract workers must report any Adverse Event that comes to their attention. COMPLIANCE TIPS: Prompt notification must be made if you become aware of an Adverse Event from any source involving an Avadel product. • Adverse events may be reported via phone or email:  • Phone: 636-449-1830 • Fax: 636-449-1850 • Email: ProductSafety@avadel.com • Serious adverse events should also be communicated to the Medical Affairs or Quality Department If you know that an Adverse Event has already been reported as part of a systematic data collection process (such as in a clinical trial), you do not need to report it. Research and Development Avadel is committed to maintaining the highest scientific and ethical standards in its pharmaceutical research and development. Therefore, we must comply with applicable laws, regulations and industry standards for non-clinical and clinical research. We must design and conduct our research both scientifically and ethically in accordance with applicable Company policies and procedures. We ensure the scientific rigor of our non-clinical and clinical research by handling all data appropriately, keeping accurate and adequate records and properly managing bias and potential conflicts of interest. Fabrication, falsification and plagiarism of research results are strictly prohibited. In our clinical trials, we put the health and safety of trial subjects first. We also respect and protect human rights, including rights to dignity, self-determination, privacy and confidentiality of personal information. We obtain appropriate informed consent from everyone taking part in Avadel sponsored clinical trials. We monitor compliance with these requirements by Avadel employees and third-parties. We select clinical investigators based on appropriate criteria, such as their potential to recruit trial subjects and their ability to meet applicable legal, regulatory and industry standards. Clinical Trial Disclosure In the best interests of patients, the medical and scientific community and the public at large, Avadel is committed to making its important study findings publicly available. Therefore, we must disclose information about Avadel’s medical research in accordance with applicable laws, regulations, industry standards and Company policies and procedures. We take care to ensure that all information that we disclose is truthful, accurate, balanced and not misleading. Also, to address the issue of potential conflicts of interest with research investigators, if applicable, we fully disclose our funding and other support for Avadel sponsored research and related publications. In our publication activities, we use due caution to protect the privacy and personal information of research subjects and to prevent copyright infringement and the premature disclosure of patentable information. PATIENT AND PRODUCT SAFETY “ In our clinical trials, we put the health and safety of trial subjects first. We also respect and protect human rights, including rights to dignity, self-determination, privacy and confidentiality of personal information.” “ All Adverse Events that you become aware of must be reported—no matter how minor and regardless if the exact causal link to an Avadel product has not been established. Adverse Events must be reported promptly.”

2221 AVADEL IN THE MARKETPLACE Numerous laws govern our conduct in the marketplace. Retaining the trust of our patients, customers, stakeholders and the public depends on maintaining the highest level of ethical and legal conduct. We must always strive to act with the utmost integrity and fairness when conducting Avadel’s business. Fair Competition Antitrust and competition laws promote fair competition. These laws often focus on ways to ensure that businesses compete on the basis of quality, price and service. Avadel will not tolerate or participate in any business conduct, transaction or activity that violates the antitrust and competition laws of any country in which we do business. Avadel will engage only in appropriate competition. This means that we will not engage in any illegal or unethical practices, such as improperly obtaining proprietary information of a competitor or engaging in price-fixing, coercion or collusion with competitors. We are responsible for awareness of the antitrust, trade practices and competition laws and compliance with such laws. Because antitrust and competition laws are complex, personnel should seek guidance from the Legal Department whenever there is any question about whether a particular activity may involve anti-competitive conduct. Violation of the antitrust, trade and competition laws may result in criminal and civil penalties, both for those involved and for Avadel. COMPLIANCE TIPS: Do not engage in discussions or make agreements with any actual or potential competitor about pricing policies, discounts or other terms of sale, or splitting markets or customers. Do not engage in discussions or make agreements with any actual or potential competitor about the sale (or non-sale) of either our products or theirs. Never bribe or attempt to bribe customers or suppliers to help our business or hurt our competitors. “ Avadel will only engage in ethical and lawful competition.” Avadel in the Marketplace

2423 Competitive Information We will not attempt to improperly obtain or use a competitor’s proprietary information. This includes information pertaining to a competitor’s prices, bids or proposals in circumstances where there is reason to believe that the release of such information would be illegal or unauthorized. Often it will be clear from the face of the relevant documents and/or the circumstances that certain information is proprietary, and therefore, should not be used. For example, if you receive a competitor’s proposal in the mail from an unknown source, do not read it or use it. We are required to immediately turn over any such documents to the Legal Department. It is important to note that it is not illegal or unethical to obtain and use information obtained through public Web sites, brochures, articles, presentations, market research, etc. If you have a question regarding information that you have obtained, contact the Legal Department. Anti-Corruption and Anti-Bribery We do not tolerate bribery or any other corrupt conduct that violates the anti-corruption and anti-bribery laws of any country in which we do business or applicable industry codes such as the Organization for Economic Co-operation and Development’s Anti-Bribery Convention. We also do not tolerate bribery or other corrupt conduct by our business partners or any third party acting on our behalf. In addition, many countries have anti-bribery and anti-corruption laws that extend and apply outside their borders, including the UK Bribery Act and the US Foreign Corrupt Practices Act (FCPA). Corrupt conduct committed in one country may result in civil and/or criminal actions not only in that country, but also in another country. We comply with all applicable anti-bribery and anti-corruption laws wherever we do business. We do not, directly or indirectly, offer, promise or give any payment or other item of value to any person, whether a government official or private individual, for the purpose of obtaining or retaining business or improperly influencing any decision or action of the recipient in our favor. We also comply with all applicable anti-kickback laws and laws regarding the submission of claims for payment, including the Anti-Kickback Statute and the False Claims Act. Even when no corrupt purpose is present, we seriously consider how our actions are perceived by others. We only provide gifts, meals or other items of value (whether tangible or intangible) if they are unsolicited, legal, modest in value, infrequent, part of commonly-accepted business or cultural practices and consistent with relevant laws, regulations, industry codes and Company policies. Similar restrictions are placed on us accepting items of value from third parties. COMPLIANCE TIPS: Do not make, offer or promise any payment, gift, service, offer of employment or anything of value (directly or indirectly) that is intended to improperly influence the actions of government personnel or private individuals to advance Avadel’s interests. Do not provide anything of value, including grants, donations, and offers of employment or gifts, to encourage the recipient, either from the government or private sector, to use Avadel products. Be aware that customs in one country, including gift giving, may not be lawful or appropriate elsewhere. AVADEL IN THE MARKETPLACE “ Avadel prohibits any form of corruption or bribery. We are all responsible for ensuring employees and third parties acting on Avadel’s behalf comply with this prohibition.”

2625 Interaction with Healthcare Professionals Relationships between the pharmaceutical industry and healthcare professionals (including relevant decision-makers and other individuals of influence who are not necessarily healthcare professionals) are under constant public scrutiny. Avadel shall conduct all interactions with healthcare professionals with the utmost integrity, as well as in compliance with applicable laws, regulations and industry codes. While laws, regulations, industry codes or other Company policies may require the application of more specific definitions for these categories of individuals, we generally interpret the definition of healthcare professionals in a very broad sense to include any person in a position to prescribe, purchase, recommend, supply or administer Avadel products, or to otherwise influence the use of our products or the results of Avadel’s product-related medical research. EDUCATIONAL AND PROMOTIONAL MEETINGS Informational presentations and discussions by Avadel sales specialists are valuable tools used to provide scientific and clinical information about Avadel products. (See Section entitled “Advertising and Promoting Our Products”.) Presentations during healthcare professionals’ workday, including mealtimes, are permitted if limited to in-office or in-hospital settings. It is appropriate for modest meals to be offered in conjunction with the company-sponsored presentation as a business courtesy to the healthcare professionals as well as members of their staff attending presentations, so long as the presentations provide scientific, educational or a business value and the meals are: (a) modest as judged by local standards; (b) not part of an entertainment or recreational event; and (c) provided in a manner conducive to informational communication. PROHIBITION ON ENTERTAINMENT For the avoidance of doubt, it is never appropriate to fund any activities, meals, or other expenses, for spouses/partners or other company of a healthcare professional, whether in the framework of a meeting attendance, dinner reception, product presentation, or otherwise. Similarly, it is never appropriate to provide or pay for any entertainment or recreational activity or event for any healthcare professional. Such activities include, but are not limited to, theater, sporting events, golf, skiing, and leisure or vacation trips or the provision or purchase of sporting equipment. Such entertainment or recreational events, activities, or items may not be provided, regardless of (1) their value; (2) whether Company engages the healthcare professional as a speaker or consultant, and (3) even if accompanied by patient or physician education materials. PRODUCT SAMPLES In markets where permitted, free samples of Avadel products may be provided to healthcare professionals via third party distribution for distribution by the prescriber to their patients. Samples of Avadel products may be provided to healthcare professionals in accordance with Company policies and applicable laws and shall not exceed the amount reasonably necessary for adequate evaluation of the sample products distributed. At no time shall samples be distributed by Avadel sales specialists directly to healthcare professionals. ENGAGEMENT WITH HEALTHCARE PROFESSIONALS Qualified healthcare professionals may be hired as consultants to provide bona fide services, such as assisting in the development of products or product claims, participating in clinical trials or other research, speaking at presentations or conferences or training Avadel colleagues. Such arrangements are designed to be in compliance with applicable laws and industry codes. In no instance will Avadel engage any healthcare professional, regardless of qualification, as an inducement for such healthcare professional to use, prescribe, purchase or recommend an Avadel product or to influence the outcome of a clinical trial. Avadel is committed to ensuring that its relationships with healthcare professionals are designed to comply with applicable laws and industry codes. All arrangements shall be periodically reviewed to ensure (i) they are set out in writing; (ii) there is a legitimate need for the services; (iii) the services have been provided; (iv) compensation is at fair market value; and (v) all of the preceding facts are documented prior to payment. COMPLIANCE WITH TRANSPARENCY/DISCLOSURE RULES Interactions with healthcare professionals can give rise to apparent or actual conflicts of interest and because of this there is a growing public expectation that interactions between pharmaceutical companies and healthcare professionals should be transparent. It is necessary to disclose financial and other interests and relationships that may create apparent or perceived conflicts of interest in research, education or AVADEL IN THE MARKETPLACE Providing items of entertainment, including concert tickets or paying for other social or recreational events, as well as minimal value items such as pens and water bottles, may foster misperceptions that company interactions with healthcare professionals are not based on informing them about medical and scientific issues. Such entertainment or non-educational items should not be offered to healthcare professionals or members of their staff, even if they are accompanied by patient or physician educational materials. Healthcare professionals may include any person in a position to: • Prescribe • Purchase • Recommend • Supply or administer Avadel products, or • To otherwise influence the use of our products or the results of Avadel’s product- related medical research.

2827 clinical practice. Pursuant to the Physician Sunshine Act and other U.S. state laws, Avadel is required to submit an annual report to Centers for Medicare & Medicaid Services regarding information related to direct or indirect payments and other transfers of value made to physicians (defined to include doctors, dentists, optometrists, podiatrists and chiropractors) and teaching hospitals, as well as ownership and investment interests held by the physicians and their immediate family members. Avadel has developed and currently maintains systems and processes to ensure timely, accurate and complete disclosures, which should be utilized by all Avadel employees and sales specialists. INDEPENDENT DECISION MAKING Nothing of value (e.g. grants, scholarships, payor coverage, subsidies, support, consulting contracts or educational or practice related items) should be provided or offered to a healthcare professional that would interfere with the independence of a healthcare professional’s decision making and methods of prescribing medication to his or her patients. COMPLIANCE TIPS: Never promise or provide anything of value for the purpose of encouraging or inducing any healthcare professional to purchase, prescribe, use or recommend our products. When compensating any healthcare professional for his/her services, the amount must be commensurate with the services provided and reflect fair market value. You are required to collect and report any direct or indirect transfers of value including payments to healthcare professionals consistent with applicable laws, regulations and industry codes. All promotional materials distributed must be in the form and format supplied by the Avadel Medical Affairs Department with no additions or revisions made. The Avadel Medical Affairs and Legal Departments, in their review of Avadel promotional materials, take appropriate and extensive measures to ensure that the materials conform with applicable laws, regulations and industry standards. Interactions with healthcare professionals to promote Avadel products should be focused on informing such healthcare professionals about products, providing scientific and educational information and supporting medical education. Promotional materials provided to healthcare professionals by or on behalf of an Avadel sales specialist should: (a) be accurate and substantiated and not misleading; (b) not refer to off-label uses of the product; (c) make claims about a product only when properly substantiated; (d) reflect the balance between risks and benefits; and (e) be consistent with all applicable legal and regulatory standards, including any FDA-approved product labeling requirements governing such communications. When describing the uses and effectiveness of Avadel products to healthcare professionals, Avadel sales specialists must avoid promoting, directly or indirectly, any unlawful off- label use or any use that Avadel is not permitted to promote based on applicable laws and regulations or agreements with government agencies, as applicable. Also, we prohibit the use of unsubstantiated or misleading comparisons between our products and those of our competitors. When advertising and promoting Avadel products, Avadel personnel must know and understand their role in the product promotion process. If, for example, you work on research and development, you may interact with healthcare providers and/or purchasing decision- makers. It is important to be aware of the role you are playing and what activities are permitted in these different situations. There are a variety of non-promotional contexts in which we may legally present product- related information or materials to interested parties or the public at large. As we do with promotional information, we ensure that our non-promotional product-related communications are truthful, accurate, balanced, not misleading and supported by scientific evidence. COMPLIANCE TIPS: Be sure your promotional discussions and the promotional information you use or distribute are complete, accurate and not misleading when you are promoting Avadel’s products. Never promote Avadel products off-label. All product claims must be consistent with approved labeling and prescribing information. When discussing Avadel products, always provide fair balance – that is be sure to describe all safety information fully and accurately and never misrepresent or minimize it in any way. AVADEL IN THE MARKETPLACE “ Avadel products must be presented in an accurate, truthful and balanced manner, consistent with all applicable laws, regulations and industry codes.” Advertising and Promoting Our Products Good advertising and promotion activities are founded upon honesty and truthfulness, and this practice ultimately helps us sell our products. Avadel’s policy is to advertise, promote and market our products to healthcare professionals by providing substantiated information about the usage, safety, effectiveness and other aspects of the profile of our products.

3029 Interaction with Business Partners Avadel works with a variety of third-party business partners, and strong partnerships play a key role in our success. We are committed to dealing with all our business partners fairly, openly and with integrity. We expect high ethical standards from them, as well. Our business partners include, but are not limited to, service providers, contract research organizations, contract manufacturing organizations, contract sales organizations, research and development collaborators, co-promotion partners, licensed distributors and wholesalers. SELECTING BUSINESS PARTNERS APPROPRIATELY Avadel selects business partners based on appropriate criteria that are directly related to our business objectives, including, but not limited to, price and quality of goods or services, capability, reputation and past performance. We also take ethical considerations into account, including our partners’ commitment to anti-corruption, human and labor rights, environmental protection and other ethical and social responsibility standards, as well as their past conduct relating to these. We assess the suitability of our potential business partners, through appropriate levels of due diligence, in accordance with applicable Company policies and procedures. We do not put our personal interests ahead of Company interests when selecting business partners. We always exercise our professional judgment in the best interests of the Company and never seek personal gain as a condition of establishing or continuing a business relationship. (See Section entitled “Avoiding Conflicts of Interest”.) If you feel that you are being inappropriately pressured or influenced to do business by a third party or someone within the Company, you must notify your immediate supervisor, manager and/or the Legal Department immediately. PROPER DOCUMENTATION AND ETHICAL RELATIONSHIPS As a general rule, we ensure that appropriate contracts or other comparable documents are in place for all business arrangements with third parties. Such documents must clearly set forth all material terms and conditions and never be created as a false record to pursue an improper purpose. (See Section entitled “Record Keeping”.) We negotiate in good faith with our potential business partners to ensure all compensation we pay for their goods or services is commensurate with the value they provide. If we find ourselves in a superior bargaining position, we do not impose unreasonable disadvantages on the other party by abusing our position. Members of the Avadel team should never solicit or request (either explicitly or implicitly) any payment, gift, meal or other item of value (whether tangible or intangible) from our current or potential business partners. You are only permitted to accept these items if they are unsolicited, legal, modest in value, infrequent, part of commonly-accepted business or cultural practices and consistent with relevant Company policies and industry standards. Also, you are prohibited from accepting any item of value that is intended, or likely to be perceived as intended, to improperly influence your business decisions or actions. If you receive a gift that does not meet the permissible criteria, you must return it immediately. If returning it is impractical or would cause serious offense to the giver, you must promptly consult with your supervisor or manager and/or the Legal Department for guidance. Similar restrictions are placed on us providing items of value to third parties. (See Section entitled “Anti-Bribery and Anti-Corruption”.) AVADEL’S RESPONSIBILITY FOR BUSINESS PARTNERS’ CONDUCT We recognize that any misconduct by our business partners could subject Avadel to liability and/or reputational harm. We do not direct, authorize or condone any illegal act by our business partners. We require their compliance with applicable laws, regulations and industry codes, as well as their contractual obligations to Avadel. We will in appropriate circumstances conduct due diligence on our business partners to ensure that we retain only reputable, honest and qualified business partners. Such due diligence may include review of records of business partners to ensure compliance with applicable laws, regulations, industry codes and Company policies and procedures. AVADEL IN THE MARKETPLACE “ All business decisions must be based on Avadel’s best interests. You should avoid even the appearance of a conflict of interest.”

3231 If you have any compliance issue with a business partner, you must promptly report it to your supervisor or manager and/or the Legal Department. COMPLIANCE TIPS: Deal with suppliers, customers and everyone doing business with Avadel objectively, professionally and fairly. Never seek or accept payments, fees, loans or services from any person or firm as a condition of doing business with Avadel. Do not accept gifts from people or firms doing or seeking to do business with Avadel that give even the appearance of wrongful intention. Avoiding Conflicts of Interest All Avadel personnel are responsible for acting in the best interests of the Company and ensuring that their professional judgment or actions for the Company are not compromised by their own interests. We are all expected to avoid having any personal interest that could conflict with Company interests. Even when no actual conflict is intended, putting ourselves in such a situation might diminish our impartiality or dedication to our job duties and thereby damage the Company. Although it is impossible to describe every conflict of interest situation, there are some common areas where actual or potential conflicts may occur. These include: » Having a significant investment or ownership interest in competitors or business partners of the Company; » Serving as a director, officer, employee, consultant or advisor for competitors or business partners of the Company; » Engaging in outside activities that compete with the Company’s business or impair our ability to devote sufficient time and attention to our assigned jobs and responsibilities at the Company; » Doing business on behalf of the Company with related parties; and » Using corporate information, assets or opportunities, or our positions at the Company for personal benefit or for the benefit of others. While these rules may require us to strictly avoid certain conflicts of interest, there are many situations that can be resolved in an acceptable manner for both the individual and the Company. The key to addressing conflicts of interest is full disclosure. If you believe an actual or potential conflict exists or may arise, you must promptly disclose it to your supervisor or manager and/or the Legal Department, who will provide appropriate guidance. Further, all transactions with related parties, such as with family members or businesses in which we have a significant interest, must be approved pursuant to the Company policies. COMPLIANCE TIPS: Avoid situations where a reasonable person would question whether you were inappropriately influenced in making a business decision. Make sure that related-party transactions are conducted as arm’s-length transactions and both parties are acting in their own self-interest and are not subject to any duress or pressure from the other party. AVADEL IN THE MARKETPLACE “ Full disclosure is key to addressing actual or potential conflicts of interest.”

3433 AVADEL IN THE MARKETPLACE Export/Import Laws Avadel is a globally-operating company and its international activities are subject to numerous laws, regulations and industry standards all over the world, including trade control laws and regulations. Trade control laws and regulations may restrict or prohibit the import, export or domestic trade of our products and other items (which may include intangibles such as services, software or technology) for a variety of reasons (public health, foreign policy, national security or otherwise). The restrictions or prohibitions may depend on the nature of the item, the country of origin or destination or the identity of a party to the transaction. We are committed to complying with all relevant, import, export and other trade control laws and regulations. We ensure that all required licenses and permits are in place prior to the item being imported, exported or domestically transferred. We also make all proper declarations to relevant customs authorities with truthful, accurate and complete information on applicable items. The decision to expand our operations (including indirect operations through third parties) beyond those countries in which we are already qualified to conduct business may raise many legal, regulatory and tax implications. These activities must not be undertaken without prior consultation with legal, regulatory, tax and other experts. Any questions concerning export/import laws or these procedures should be directed to the Legal Department. COMPLIANCE TIPS: In all international dealings, make sure you know and comply with all export and import controls and trade restrictions. Know your location-specific procedures for shipping and other export or import activities.

3635 PROTECTING AND MANAGING INFORMATION Protecting Personal Information At Avadel, we respect the privacy of the Personal Information entrusted to us. Everyone in the Company worldwide has a role to play in protecting, securing and appropriately processing (e.g., collecting, using, accessing, viewing, storing, transferring, etc.) Personal Information. Avadel, and parties acting on Avadel’s behalf, process various types of Personal Information about patients, consumers, clinical trial subjects, healthcare professionals, Avadel employees, contractors and others for a variety of lawful business purposes. The lawful processing of such information is important to Avadel’s business activities. We are required by applicable privacy and data protection laws, including, but not limited to the European General Data Protection Regulation, the Health Insurance Portability and Accountability Act of 1996, as amended (HIPAA) and state privacy laws, to implement appropriate physical, administrative and technical safeguards to protect individual’s Personal Information and to take steps to ensure the protection of individual privacy rights. Unlawful or unauthorized use or disclosure of Personal Information could adversely affect the individuals whose information is compromised, as well as potentially expose Avadel to legal and regulatory risks, financial damage and reputational harm. As such, Avadel investigates and responds to all incidents that are known or believed to have compromised the privacy or security of any Personal Information. COMPLIANCE TIPS: If you process an individual’s Personal Information, you must comply with all laws and Avadel governance documents in connection with the processing of such Personal Information. This may include providing the individual with proper notice and, if necessary, obtaining the individual’s consent pursuant to applicable laws, regulations and Company policies. Personal Information is information relating to an individual whose identity is known, or can be figured out from the information by direct or indirect means. This information can vary by country and by local law. Protecting and Managing Information

3837 If you have access to Personal Information, you must safeguard it, use it only for lawful purposes and share it only with authorized people or entities. You must comply with specific protocols or agreements with respect to how Avadel handles Personal Information. For example, commitments made in clinical trial patient informed consent forms or in an Avadel website privacy statement. Laws vary by country. You must know your function’s policies and procedures for protecting Personal Information. Also be aware that special rules may apply to some types of Personal Information and certain processes that you may undertake. Safeguarding Company Information Confidential information must not be shared with others outside Avadel except pursuant to approved business relationships or legal requirements. The safeguarding of confidential information by employees is critical for strategic, competitive and legal reasons. Confidential information is information that is not generally known outside Avadel, including business plans, marketing and sales programs and data, customer information, product development plans, trade secrets and other intellectual property, undisclosed transactions, design and engineering specs, computer files, personal information about Avadel employees and other information about Avadel and its operations not within the public domain or that is specifically designated as “Confidential” by Avadel. You should never discuss Avadel’s confidential information with anyone outside the Company unless such disclosure has been approved in advance, as required by Company policy. Before sending confidential data to any outside companies, institutions or individuals, you need to obtain the appropriate corporate authorization. A written confidential disclosure agreement is also needed, except when the other party is a governmental regulatory authority or a non-governmental body working on behalf of a governmental authority. COMPLIANCE TIPS: Never use Avadel’s confidential information for non-Avadel business or personal endeavors. Never discuss Avadel’s confidential information with anyone outside the Company unless such disclosure has been approved in advance as required by Company policy. When you have confidential third party information, respect its proprietary and/or confidential nature. Do not use or disclose this information in a way that violates any legal or contractual obligations with the third party. Information is an especially important asset for a company like Avadel. It gives us a key competitive advantage and must be protected. Information you create or receive on the job is the Company’s property, and you are responsible for safeguarding it. E X T R A F O C U S Confidential disclosure agreements protect a party’s disclosure of information by requiring the party that receives the information to use and handle it in a confidential way. Often, when two companies are considering doing business together, they sign such an agreement to share information that will enable a better understanding between them. PROTECTING AND MANAGING INFORMATION

4039 Use of Company Systems Company systems are corporate assets that generally should only be used for Company business. Personal usage can be tolerated subject to reasonable use in terms of frequency and duration. Generally, all Avadel systems and the records and information stored on them are the property of the Company, and you should not expect any confidentiality or privacy when using Company systems. Local laws in some countries, for example outside of the United States, may give you greater rights in terms of confidentiality if records and information are explicitly marked as personal. In any case, all files that you may store on Company systems and assets must be lawful and professionally appropriate. Where legally permitted to do so, Avadel may, at its sole discretion, inspect your files and messages or monitor your Internet usage at any time without advance notice or consent. Use of a Company system constitutes consent to inspection, monitoring and access by Avadel, as permitted by law. Where not permitted by law to inspect without notice or consent, the use of information system and IT resources provided to employees will be subject to controls and, in the event of disregard of rules or laws, sanctions may be applied. These controls can be done at different levels and on different kinds of equipment with or without a notice to you. COMPLIANCE TIPS: Never create, send, display or receive inappropriate, offensive or disruptive material on any Company system. To protect yourself and Avadel, you must not share your password for any Company system. Do not expect confidentiality or privacy when using Company systems, except as provided by applicable law. Return all Company property and equipment, including all information and records stored on them, when your employment ends. Record Keeping Proper record keeping is important to the successful management of our business and to maintaining public confidence in Avadel. We keep accurate and timely business records of the Company’s transactions and other activities in sufficient detail. We prohibit the intentional making of false or misleading entries in any corporate records for any reason. We have records and information management policies and procedures which are designed to help us satisfy business needs and comply with legal and regulatory requirements through the systematic control of our business records throughout their lifecycle (from creation through disposition). As a general rule, we require that all Company records (paper and electronic) be maintained and destroyed in accordance with applicable records and information management policies and procedures. LEGAL HOLD ORDER A specific Legal Hold Order may be issued by the Legal Department in connection with actual or potential litigation or government investigation relating to Avadel. A Legal Hold Order suspends the normal record retention rules and requires each recipient of the Legal Hold Order to take active steps to preserve all documents in any media (including electronic files and emails) covered by the Legal Hold Order. If we receive a Legal Hold Order, we must strictly comply with its terms unless and until a Legal Hold Order Lift Notice is issued by the Legal Department. COMPLIANCE TIPS: Retain all records for the time needed to comply with applicable laws and Avadel’s policies. If a Legal Hold Order is issued, do not destroy any records, information or data (regardless of its form, e.g., paper or electronic) that you are required to retain under that Legal Hold Order. Never create, alter or destroy records or documents for the purpose of impeding the efforts of any governmental or regulatory agency. PROTECTING AND MANAGING INFORMATION “ Avadel entrusts you with its assets and their proper use.” E X T R A F O C U S Examples of Company systems include Avadel’s computers, e-mail, voicemail, instant messages, telephone records, networks and Internet access.

4241 Financial Integrity Avadel employees and entities shall maintain complete, non- misleading, accurate and reliable Company records and accounts in all material respects. Doing so is necessary not only to comply with applicable laws, regulations and Company policies, but to ensure the integrity of our business operations. Accurate and reliable records are crucial to Avadel’s business. Our records are the basis of our earning statements, financial reports and other public disclosures and are the source of essential data that guides business decision-making and strategic planning. Our “Company Records” include booking information, payroll, time cards, travel and expense reports, accounting and financial data, measurement and performance records, customer and vendor records, design and engineering records (including facility and plant designs) and electronic data files and emails relating to the foregoing. There is never a reason to make or to allow false or misleading entries. Undisclosed or unrecorded transactions are inconsistent with our business practices and are prohibited. COMPLIANCE TIPS: Keep Avadel records accurate, true and complete. If you are involved in preparing reports and documents that Avadel submits to the U.S. Securities and Exchange Commission, be sure that the content is full, fair, accurate, timely and clear. Cooperate fully with Avadel’s independent public accountants and never take any action to coerce, manipulate or mislead them. E X T R A F O C U S Financial records are not only those records that we report publicly. Records containing financial information are found across the Company and form the foundation of our public disclosures. Every financial record in every function must be accurate, true and complete. Inside Information and Insider Trading Many countries have laws regarding insider trading. In the United States, for example, you may not buy or sell any type of security while aware of material, non-public information relating to the company issuing the security, whether that company is Avadel or another company. You also may not share material, non-public information with others. Definition - Material, non-public information is any information that a reasonable investor would consider important in determining whether to buy, sell or hold a security and that has not yet been widely disseminated to the public with sufficient time for the financial market to become aware of it. Even if the activities prohibited under Avadel’s Insider Trading Policy are not illegal in the country where you are based, our Insider Trading Policy applies to you regardless of your location. Avadel’s policy requirements also apply to family (including spouses, minor children or any family member living in the same household) of Avadel staff. COMPLIANCE TIPS: Never purchase or sell any type of security while you are aware of material, non-public information about Avadel or another company. Do not directly or indirectly pass along (“tip”) material, non- public information about Avadel or another company to anyone who may trade securities while aware of such information. Do not directly or indirectly participate in transactions in Avadel securities that are aggressive or speculative or may give rise to an appearance of impropriety. PROTECTING AND MANAGING INFORMATION “ You must not buy or sell securities of Avadel, directly or indirectly, based on material, non- public information, or communicate such information to others for that purpose.”

4443 Investor and Media Relations As a publicly traded company, Avadel has a responsibility to maintain an orderly flow of information to the general public and to its investors. All of Avadel’s dealings with the investment community and the media, including reporters, must be properly managed to make certain that accurate and timely information is given to investors and the public. We also need to be careful to comply fully with all laws governing our disclosures. Reporters, media representatives, investors and investment analysts may try to solicit information directly from you. Only authorized members of senior management or designated Company spokespersons are authorized to speak to the news media. If you receive an inquiry about Avadel from an investor, financial analyst, the media or any other outside party, you should not respond to the request and you should notify Avadel’s Chief Financial Officer about the request. Government Inspections and Requests From time to time, we may be contacted by government authorities for information or other assistance (e.g., interviews or site visits) in connection with their inquiries or investigations. The government inquires may be routine or triggered by a specific reason. These government requests must be communicated to all relevant departments, including the Legal Department. Generally, it is the policy of Avadel to cooperate fully with any government inquiry or investigation. We respond appropriately to these inquiries and investigations with truthful and accurate information. We do not make any false or misleading statements to government representatives, or otherwise interfere with their work. We also do not cause or influence others to impede government inquiries or investigations. It is not acceptable to alter, destroy or conceal any related documents or records in any format (paper, electronic, etc.) in response to, or in anticipation of, any government inquiry or investigation, or litigation. We also fully comply with all Legal Hold Orders we may receive. (See Section entitled “Records Keeping”.) If an allegation is made against Avadel, we will assess its validity and defend our interests in a lawful manner. In these cases, we will take all appropriate actions to protect the interests of the Company in accordance with applicable laws, regulations and Company policies, while cooperating in good faith with government inquiries or investigations. COMPLIANCE TIPS: Never make false or misleading statements to any government official. Be familiar with your location’s procedure for complying with a request for access to Avadel’s premises or responding to an inquiry, subpoena or other legal request. E X T R A F O C U S All media and investor relations inquires must be handled by the authorized spokespersons of the Company. PROTECTING AND MANAGING INFORMATION

4645 ADDITIONAL INFORMATION Avadel’s Compliance Program The Legal Department oversees Avadel’s compliance program, which is driven by Avadel’s commitment to conducting business with integrity and in compliance with applicable laws, regulations and industry standards. We do this by informing and educating staff and others who conduct business on our behalf about the requirements and our expectations. We also regularly monitor our compliance program to identify any existing compliance-related issues, to determine whether the program is operating as intended and to identify potential improvements. The major features of our compliance program include: » A Legal Department head, who is responsible for making sure that the necessary elements of an effective compliance program are in place. » A Legal Department head who is also responsible for oversight of the compliance program. The Legal Department head and any Compliance personnel reporting to that individual report to the Board of Directors on compliance matters. » The Legal Department head will issue regular compliance reports to the Nominating and Corporate Governance Committee of the Board of Directors. The Legal Department head will report any financial misconduct to the Audit Committee of the Board of Directors. » Written policies and supporting documentation such as this Code of Conduct and our Company Policies. » Ongoing training and education of employees on our compliance program and its requirements. » A compliance hotline, website, and email through which anyone, internal or external to Avadel, can report misconduct without fear of retaliation. Callers may remain anonymous unless they are from countries where anonymity is discouraged or not permitted by law. » Routine monitoring of our compliance risks through normal processes embedded in our operations and audits that use a unified approach across our business activities. Additional Information

4847 Asking Questions and Getting Help Seek help when you need it. If the Code or other Company policies and procedures do not provide enough direction, ask your manager or the Legal Department for clarification. There are many resources available to help you when you have a question, or need additional guidance about the topics discussed in this Code or about compliance in general. They include: “ Many resources are at your disposal on a daily basis. If you have a question, ask. If you need confirmation, seek clarification.” Resource Contact Information Your Immediate Supervisor or Manager Refer to Avadel’s Corporate Directory Legal 636-730-1420 Human Resources 636-449-5878 Compliance Hotline 1-844-264-2273 email: TellAvadelUS@getintouch.com For the US, visit http://www.intouchwebsite.com/TellAvadelUS For Ireland, visit http://www.intouchwebsite.com/TellAvadelIreland

IRELAND Ten Earlsfort Terrace Dublin 2 D02 T380 Ireland USA 16640 Chesterfield Grove Road, Suite 200 Chesterfield, MO 63005 Phone: +1 (636) 449-1830 Fax: +1 (636) 449-1850 AVADEL.COM